Exhibit 4.2
AMENDMENT NO. 1 TO TENDER AND SUPPORT AGREEMENT
     This AMENDMENT NO. 1 (this “Amendment”) dated as of February 7, 2007 by and among KLA Tencor Corporation, a Delaware corporation (“Parent”), Fenway Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Subsidiary”), Therma-Wave, Inc., a Delaware corporation (the “Company”), and the parties listed on Annex I and Annex II (each, a “Securityholder”) to the Tender and Support Agreement dated as of January 7, 2006 by and among Parent, Merger Subsidiary, the Company and each Securityholder (the “Tender and Support Agreement”), hereby amends certain provisions of the Tender and Support Agreement. Any capitalized term that is used but not otherwise defined in this Amendment shall have the meaning given to that term in the Tender and Support Agreement.
RECITALS
     WHEREAS, the parties to the Tender and Support Agreement desire to amend the Tender and Support Agreement by amending and restating Annex I thereto, as set forth in this Amendment; and
     WHEREAS, the parties hereto have duly authorized and approved this Amendment.
     NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Amendment and the Tender and Support Agreement, as applicable, the parties hereto hereby agree as follows:
AGREEMENT
     SECTION 1. Annex I. Annex I to the Tender and Support Agreement is hereby amended and superseded in its entirety as set forth in Annex A hereto.
     SECTION 2. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state.
     SECTION 3. Counterparts; Effectiveness. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto.
     SECTION 4. Amendment. This Amendment may not be altered, amended or supplemented except by an agreement in writing signed by each of the parties hereto.
     SECTION 5. Tender and Support Agreement. Except as amended by this Amendment, the Tender and Support Agreement shall remain in full force and effect.
[signature page follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

KLA-TENCOR CORPORATION
By:	/s/ Jeffrey L. Hall
	Name:	Jeffrey L. Hall
	Title:	Chief Financial Officer

FENWAY ACQUISITION CORPORATION
By:	/s/ Jeffrey L. Hall
	Name:	Jeffrey L. Hall
	Title:	President

THERMA-WAVE, INC.
By:	/s/ Boris Lipkin
	Name:	Boris Lipkin
	Title:	President and CEO

[Signature Page to Amendment]

SECURITYHOLDERS NORTH RUN MASTER FUND, LP
By:	North Run GP, LP, its General Partner

By:	North Run Advisors, LLC, its General Partner

By:	/s/ Thomas B. Ellis
Thomas B. Ellis, Member

By:	/s/ Todd B. Hammer
Todd B. Hammer, Member

[Signature Page to Amendment]

DEEPHAVEN LONG/SHORT EQUITY TRADING LTD.
By:	Deephaven Capital Management LLC

Its: Investment Manager

By:	/s/ Scott Nelson
	Name:	Scott Nelson
	Title:	Chief Operating Officer

DEEPHAVEN RELATIVE VALUE EQUITY TRADING LTD.
By:	Deephaven Capital Management LLC

Its: Investment Manager

By:	/s/ Scott Nelson
	Name:	Scott Nelson
	Title:	Chief Operating Officer

[Signature Page to Amendment]

LAWRENCE TOMLINSON
/s/ Lawrence Tomlinson

G. LEONARD BAKER, JR.
/s/ G. Leonard Baker, Jr.

JOHN J. D’ERRICO
/s/ John J. D’Errico

GREGORY GRAVES
/s/ Gregory Graves

NAM PYO SUH
/s/ Nam Pyo Suh

[Signature Page to Amendment]

JOHN WILLINGE
/s/ John Willinge

PETER HANLEY
/s/ Peter Hanley

DAVID E. ASPNES
/s/ David E. Aspnes

PAPKEN DER TOROSSIAN
/s/ Papken Der Torossian

BORIS LIPKIN
/s/ Boris Lipkin

[Signature Page to Amendment]

JOSEPH PASSARELLO
/s/ Joseph Passarello

BRIAN RENNER
/s/ Brian Renner

JON L. OPSAL
/s/ Jon L. Opsal

JOHN MATHEWS
/s/ John Mathews

RAUL TAN
/s/ Raul Tan

[Signature Page to Amendment]

NOEL SIMMONS
/s/ Noel Simmons

LENA NICOLAIDES
/s/ Lena Nicolaides

[Signature Page to Amendment]

ANNEX A

Securityholder	Subject Company Shares
Larry Tomlinson (BOD)	—
Leonard Baker (BOD)	150,807
Leonard Baker (BOD)	186,631(1)
John D’Errico (BOD)	20,000
Gregory Graves (BOD)	—
Nam Suh (BOD)	—
John Willinge (BOD)	—
Peter Hanley (BOD)	—
David Aspnes (BOD)	25,500
Papken Der Torossian (Chairman)	37,000
Papken Der Torossian (Chairman)	234,733(2)
Boris Lipkin	30,599
Joe Passarello	14,275
Brian Renner	5,079
Jon Opsal	159,976
John Mathews	5,386
Raul Tan	17,050
Noel Simmons	44,721
Lena Nicolaides	11,460
North Run Master Fund	3,606,900
(1) Of these shares, 69,831 are held in a trust where Mr. Baker is a trustee. The remaining 116,800 shares are held by a limited partnership of which Mr. Baker is a general partner. Mr. Baker disclaims beneficial ownership in these shares as he only has pecuniary interest in the trust and limited partnership.
(2) The shares are held in a family trust of which Mr. Der Torossian is a trustee. Mr. Der Torossian disclaims beneficial ownership in these shares as he only has pecuniary interest in the trust.